UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

BONE BIOLOGICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-40899	42-1743430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Ste. 100 Burlington, MA	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 552-4452

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	BBLG	The Nasdaq Stock Market LLC

Warrants to Purchase Common stock, $0.001 par value per share	BBLGW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On June 14, 2023, Bone Biologics Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) acting as representatives of the several underwriters (the “Underwriters”) in connection with a public offering (the “Offering”) of the Company’s securities. Pursuant to the Underwriting Agreement, the Company agreed to sell 2,538,071 shares of its common stock, at a public offering price of $1.97.

The Company granted the Underwriters a 45-day option to purchase up to 380,710 additional shares, to cover over-allotments, if any.

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Underwriting Agreement also contains customary representations, warranties, and conditions precedent to closing.

A registration statement on Form S-1 relating to the Offering (File No 333-271558) was declared effective by the Securities and Exchange Commission on June 14, 2023. The Offering was made only by means of a prospectus forming a part of the effective registration statement.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement.

Item 8.01	Other Events.

On June 14, 2023, the Company issued a press release with respect to the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023	BONE BIOLOGICS CORPORATION

	By:	/s/ JEFFREY FRELICK
Jeffrey Frelick, Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of June 14, 2023, between the Company and EF Hutton, division of Benchmark Investments, LLC

99.1	Press Release of Bone Biologics Corporation, dated June 14, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)